EXHIBIT 10.32

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) is dated and effective as of March 30, 2015 (the “Effective Date”), by and between BLACK RIDGE OIL & GAS, INC., a Nevada corporation (the “Borrower”), and CADENCE BANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

1.     The Borrower and the Lender have heretofore entered into a Credit Agreement dated as of August 8, 2013, as amended by that First Amendment thereto dated December 13, 2013, as further amended by that Second Amendment thereto dated March 24, 2014, as further amended by that Third Amendment thereto dated April 21, 2014, and as further amended by that Fourth Amendment thereto dated September 11, 2014 (as amended, the “Agreement”), pursuant to which the Lender established in favor of the Borrower certain credit facilities and loans.

2.     The Borrower and the Lender desire to amend the Agreement to (i) extend the termination date of the Loan Commitment (as defined in the Agreement) from August 8, 2016 to January 15, 2017; (ii) decrease the Borrowing Base Amount from $35,000,000.00 to $34,000,000.00; and (iii) make certain other changes to the Agreement in accordance with Section 14.1 thereof.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby further amend the Agreement and agree as follows:

A.     Defined Terms. Capitalized terms used herein which are defined in the Agreement, are used herein with such defined meanings, as said definitions may be amended by this Fifth Amendment.

1.     The following new definition is hereby added to Section 1.1 of the Agreement:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement by and between Black Ridge Oil & Gas, Inc. and Cadence Bank, N.A., dated March 30, 2015.

2.     The definitions of “Second Lien Credit Agreement” and “Termination Date” are hereby deleted from Section 1.1 of the Agreement, and replaced with the following:

“Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement dated as of August 8, 2013 by and among Borrower, the lenders from time to time parties thereto and Chambers Energy Management, L.P., as agent, as amended by a First Amendment thereto dated as of December 13, 2013, as further amended by a Second Amendment thereto dated as of March 24, 2014, and as further amended by a Third Amendment thereto dated March 30, 2015.

“Termination Date” shall mean the earlier to occur of (a) January 15, 2017, or (b) the date of termination of the Loan Commitment pursuant to Article XIII hereof.

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B.     Extension of Loan Commitment. Subject to the terms and conditions of the Agreement, as amended by this Fifth Amendment, the Lender hereby extends the termination date of the Loan Commitment to January 15, 2017.

C.     Decrease to Borrowing Base Amount. Subject to the terms and conditions of the Agreement, as amended by this Fifth Amendment, and in accordance with Section 2.2 of the Agreement, the Lender hereby decreases the Borrowing Base Amount from $35,000,000.00 to $34,000,000.00. The parties agree that this decrease in the Borrowing Base Amount shall constitute the re-evaluation and re-establishment of the Borrowing Base Amount scheduled for April 1, 2015, and that the Borrowing Base Amount shall next be redetermined on October 1, 2015, unless sooner redetermined in accordance with Section 2.2 of the Agreement.

D.     Waiver and Restatement of Net Debt to EBITDAX Ratio. Lender hereby waives the Net Debt to EBITDAX covenant requirement in Section 11.7(b) of the Agreement for the calendar quarter ending March 31, 2015 only. For calendar quarters subsequent to the calendar quarter ending March 31, 2015, Section 11.7(b) of the Agreement shall be deleted in its entirety and restated as follows:

Borrower shall maintain, as of the end of each calendar quarter ending on the dates set forth below, the ratio of Net Debt to EBITDAX specified next to each such calendar quarter, calculated on a trailing four quarters basis. The term “Net Debt” shall mean Borrower’s Debt for borrowed money, including one hundred percent (100%) of all Loans and Reimbursement Obligations, less the amount of unrestricted cash equivalents on the balance sheet of Borrower that is subject to a deposit account control agreement as of such day.

Period	Maximum Net Debt to EBITDAX Ratio
June 30, 2015 and September 30, 2015	3.50 to 1.00
December 31, 2015	3.65 to 1.00
March 31, 2016 and thereafter	3.50 to 1.00

E.     Waiver and Restatement of Collateral Coverage Ratio. Lender hereby waives the Collateral Coverage Ratio covenant requirement in Section 11.7(e) of the Agreement for the calendar quarter ending March 31, 2015 only. For calendar quarters subsequent to the calendar quarter ending March 31, 2015, Section 11.7(e) of the Agreement shall be deleted in its entirety and restated as follows:

(e) Collateral Coverage Ratio. Borrower shall maintain as of the end of each calendar quarter ending on the dates listed below, a Collateral Coverage Ratio of not less than the corresponding ratio set forth below:

Period	Minimum Collateral Coverage Ratio
June 30, 2015	0.80 to 1.00
September 30, 2015	0.70 to 1.00
December 31, 2015 and thereafter	0.80 to 1.00

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F.     Revised Compliance Certificate. The form of Compliance Certificate attached as Exhibit B to the Agreement is hereby revised to reflect the changes to the Agreement made by this Fifth Amendment. A copy of the revised Compliance Certificate is attached as Exhibit A hereto.

G.     Conditions Precedent. The effectiveness of this Fifth Amendment shall be subject to the Lender’s satisfactory receipt of (i) a signed original of this Fifth Amendment by Borrower, (ii) the consent of Chambers Energy Management, L.P., pursuant to Section 6.02 of the Chambers Intercreditor Agreement, to the changes to the Agreement contained in this Fifth Amendment, including the extension of the termination date, (iii) copies of all other documents, instruments and certificates which the Lender or its counsel may reasonably request in connection herewith, and (iv) all fees, charges and expenses which are due and payable under this Fifth Amendment. Lender reserves the right, in its sole discretion, to waive one or both of the foregoing conditions precedent.

H.     Acknowledgment Regarding the Note. The Note contains a definition of the Agreement (using the term “Credit Agreement”) that does not include any and all future amendments to the Agreement. Borrower and Lender hereby acknowledge and agree that the definition of the Agreement contained in the Note is intended to cover and include any and all amendments to the Agreement, and hereby waive any right to modify the Note to expressly provide for such amendments.

I.     Representations; No Default. On and as of the date of this Fifth Amendment, and after giving effect to this Fifth Amendment, the Borrower confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this Fifth Amendment.

J.     Confirmation of Collateral Documents. All of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Loan Documents are hereby renewed, extended and carried forward as security for all of the Loans and all other debts, obligations and liabilities of the Borrower to Lender. More specifically, the Borrower hereby acknowledges and confirms that the Mortgage and Security Agreement secure all present and future indebtedness of Borrower to Lender, including without limitation all of the Loans. Further, the parties to this Fifth Amendment acknowledge that all Loans are cross-defaulted and cross-secured.

K.     Payment of Expenses. Borrower agrees to pay or reimburse the Lender for all legal fees and expenses of counsel to the Lender in connection with the transactions contemplated by this Fifth Amendment.

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L.     Amendments. There are no oral agreements between the Lender and the Borrower. The Agreement, as amended by this Fifth Amendment, and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior written and oral understandings between the Borrower and the Lender with respect to the matters herein and therein set forth. The Agreement, as amended by this Fifth Amendment, cannot be modified or amended except by a writing signed and delivered by the Borrower and the Lender.

M.     Waiver of Defenses. In consideration of the Lender’s execution of this Fifth Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any indebtedness arising under the Agreement and owed by any of them to the Lender that may exist as of the date of execution of this Fifth Amendment.

N.     Governing Law and Counterparts. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas. This Fifth Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

O.     Continued Effect. Except as expressly modified herein, the Agreement, as amended by this Fifth Amendment, shall continue in full force and effect. The Agreement, as amended by this Fifth Amendment, is hereby ratified and confirmed by the parties hereto.

P.     Resolutions/Consents. The Borrower hereby certifies to the Lender that all corporate resolutions and limited liability company member consents and appointments previously delivered to Lender in connection with the Agreement remain in effect.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Credit Agreement to be executed and delivered as of the date hereinabove provided by the authorized officers each hereunto duly authorized.

BORROWER: BLACK RIDGE OIL & GAS, INC. By: /s/ Ken DeCubellis Name: Ken DeCubellis Title: Chief Executive Officer

LENDER: CADENCE BANK, N.A. By: /s/ Eric Broussard Name: Eric Broussard Title: Executive Director

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Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

_____________________________

Date

Cadence Lender, N.A.

2800 Post Oak Blvd., Suite 3800

Houston, TX 77056

Ladies and Gentlemen:

This Compliance Certificate is submitted pursuant to the requirements of that certain Credit Agreement dated August 8, 2013, by and between Black Ridge Oil & Gas, Inc. (“Borrower”) and Cadence Lender, N.A. (“Lender”), as amended by that First Amendment thereto dated December 13, 2013, as further amended by that Second Amendment thereto dated March 24, 2014, as further amended by that Third Amendment thereto dated April 21, 2014, as further amended by that Fourth Amendment thereto dated September 11, 2014 and as further amended by that Fifth Amendment thereto dated March 30, 2015 (as amended, the “Credit Agreement”).

Under the appropriate paragraphs of the Credit Agreement, the undersigned certifies that, to the best of its knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an event of default under the terms of the Credit Agreement, has occurred during the three-month period ending ______________________ (the “Reporting Period”). Also, to the best of its knowledge, Borrower has complied with all provisions of the Credit Agreement.

Additionally, Borrower submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

I.          MINIMUM CURRENT RATIO

Total Current Assets	$____________
Total Current Liabilities	$____________
Current Ratio	_____ to _____

Minimum Current Ratio Required	1.00 to 1.00

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II.         MAXIMUM NET DEBT TO EBITDAX RATIO

(a) Net Debt	$___________
(b) EBITDAX	$___________
(c) Ratio (as of _______________)	_____ to ____

Maximum Ratio Permitted	Waived for 3-31-2015
3.50 to 1.00 (6-30-2015 and 9-30-2015)
3.65 to 1.00 (12-31-2015)
3.50 to 1.00 (3-31-2016 and thereafter)

III.         MAXIMUM SENIOR LEVERAGE RATIO

(a) Indebtedness	$___________
(b) EBITDAX	$___________
(c) Ratio (as of _______________)	_____ to ____

IV.        MINIMUM INTEREST COVERAGE RATIO

(a) EBITDAX	$___________
(b) Interest Expense	$___________
(c) Ratio (as of _______________)	_____ to ____

Minimum Ratio Required	3.00 to 1.00

V.          MINIMUM COLLATERAL COVERAGE RATIO

Minimum Ratio Permitted	Waived for 3-31-2015
0.80 to 1.00 (6-30-2015)
0.70 to 1.00 (9-30-2015)
0.80 to 1.00 (12-31-2015 and thereafter)

Sincerely,

Black Ridge Oil & Gas, Inc.

By:__________________________

       Name:_____________________

       Title:______________________

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